Exhibit 4(b)
SUPPLEMENTAL INDENTURE NO. 1
     Supplemental Indenture No. 1 (this “Supplemental Indenture”), dated as of June 13, 2003, by and among Oxford Industries, Inc., a Georgia corporation (the “Company”), the Company’s subsidiaries listed on Schedule A hereto (each, a “New Guarantor”), the Company’s subsidiaries listed on Schedule B hereto (the “Existing Delaware Guarantors”), the Company’s subsidiaries listed on Schedule C hereto (the “Existing Georgia Guarantors”), Oxford of South Carolina, a South Carolina corporation (“Oxford of South Carolina” and, together with the Existing Delaware Guarantors and the Existing Georgia Guarantors, the “Existing Guarantors”) and SunTrust Bank, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
     WHEREAS, the Company, the Existing Guarantors and the Trustee are parties to an indenture (the “Indenture”), dated as of May 16, 2003 providing for the issuance of 8 7/8% Senior Notes due 2011 (the “Securities”);
     WHEREAS, the Indenture provides that, without the consent of any Holders, the Company and the Existing Guarantors, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into indentures supplemental thereto or agreements or other instruments with respect to any Guarantee, in form and substance satisfactory to the Trustee, for the purpose of adding a Guarantor;
     WHEREAS, each New Guarantor wishes to guarantee the Securities pursuant to the Indenture;
     WHEREAS, pursuant to the Indenture the Company, the Existing Guarantors, the New Guarantors and the Trustee have agreed to enter into this Supplemental Indenture for the purposes stated herein; and
     WHEREAS, all things necessary have been done to make this Supplemental Indenture, when executed and delivered by the Company, the Existing Guarantors, and each New Guarantor, the legal, valid and binding agreement of the Company, the Existing Guarantors, and each New Guarantor, in accordance with its terms.
     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, each New Guarantor, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:
     (1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
     (2) Guarantee. Each New Guarantor hereby agrees to guarantee the Indenture and the Securities related thereto pursuant to the terms and conditions of Article Thirteen of the Indenture, such Article Thirteen being incorporated by reference herein as if set forth at length herein (each such guarantee, a “Guarantee”) and such New Guarantor agrees to be bound as a Guarantor under the Indenture as if it had been an initial signatory thereto.

     (3) Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.
     (4) Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     (5) Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.
     (6) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company, the New Guarantors and the Existing Guarantors.

2

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

OXFORD INDUSTRIES, INC.
By:	/s/ Thomas C. Chubb, III
Name:	Thomas C. Chubb, III
Title:	Vice President—Law and Administration, Secretary and General Counsel

EACH GUARANTOR LISTED ON SCHEDULE A HERETO
By:	/s/ Thomas C. Chubb, III
Name:	Thomas C. Chubb, III
Title:	Secretary

EACH GUARANTOR LISTED ON SCHEDULE B HERETO
By:	/s/ Thomas C. Chubb, III
Name:	Thomas C. Chubb, III
Title:	President

EACH GUARANTOR LISTED ON SCHEDULE C HERETO
By:	/s/ Thomas C. Chubb, III
Name:	Thomas C. Chubb, III
Title:	Secretary

OXFORD OF SOUTH CAROLINA
By:	/s/ Thomas C. Chubb, III
Name:	Thomas C. Chubb, III
Title:	Secretary

SUNTRUST BANK, as Trustee
By:	/s/ Muriel Shaw
Authorized Signatory

Schedule A
New Guarantors
Viewpoint International, Inc.
Tommy Bahama R&R Holdings, Inc.
Tommy Bahama Ala Moana LLC
Tommy Bahama Biltmore, LLC
Tommy Bahama Birmingham, LLC
Tommy Bahama Boca Raton, LLC
Tommy Bahama Cafe Emporium, LLC
Tommy Bahama Cherry Creek, LLC
Tommy Bahama Chicago, LLC
Tommy Bahama Coral Gables, LLC
Tommy Bahama Destin, LLC
Tommy Bahama Farmers Market, LLC
Tommy Bahama Kansas City, LLC
Tommy Bahama La Jolla, LLC
Tommy Bahama Las Olas LLC
Tommy Bahama Las Vegas, LLC
Tommy Bahama Las Vegas Fashion Show, LLC
Tommy Bahama Manhattan Village, LLC
Tommy Bahama Mauna Lani, LLC
Tommy Bahama Myrtle Beach, LLC
Tommy Bahama Newport Beach LLC
Tommy Bahama North Scottsdale LLC
Tommy Bahama Orlando, LLC
Tommy Bahama Palm Desert, LLC
Tommy Bahama Palo Alto, LLC
Tommy Bahama Pasadena, LLC
Tommy Bahama Primm, LLC
Tommy Bahama San Diego Fashion Valley, LLC
Tommy Bahama San Jose, LLC
Tommy Bahama Sarasota, LLC
Tommy Bahama St. Augustine, LLC
Tommy Bahama Tampa, LLC
Tommy Bahama Tucson, LLC
Tommy Bahama Wailea, LLC
Tommy Bahama Walnut Creek, LLC
Tommy Bahama West Palm, LLC
Tommy Bahama Whalers Village, LLC
Tommy Bahama Woodbury Common, LLC
Tommy Bahama R&R Texas, Inc.
Tommy Bahama Austin, L.P.
Tommy Bahama Dallas, L.P.

Schedule B
Existing Delaware Guarantors
Lionshead Clothing Company, Inc.
Merona Industries, Inc.
Oxford Caribbean, Inc.
Oxford Garment, Inc.
Oxford Private Limited of Delaware, Inc.
Oxford Receivables Company
Piedmont Apparel Corporation

Schedule C
Existing Georgia Guarantors
Oxford Clothing
Oxford International, Inc.